                               STOCK PURCHASE AGREEMENT



                              Dated as of July 19, 1996


                                        Among


                                 Vignette Corporation

                                   (the "Company")


                                         and


                                     c|net, Inc.

                                  (the "Purchaser")

                                  TABLE OF CONTENTS


1.  AUTHORIZATION AND SALE OF SHARES........................................  1
         1A.  AUTHORIZATION.................................................  1
         1B.  SALE OF SHARES OF SERIES B PREFERRED STOCK....................  1
         1C.  SALE OF SHARES OF SERIES C PREFERRED STOCK....................  1

2.  THE CLOSING.............................................................  2

3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................  2
         3A.  ORGANIZATION AND STANDING.....................................  2
         3B.  CAPITALIZATION................................................  2
         3C.  SUBSIDIARIES, ETC.............................................  3
         3D.  STOCKHOLDER LIST AND AGREEMENTS...............................  3
         3E.  ISSUANCE OF SHARES............................................  3
         3F.  AUTHORITY FOR AGREEMENT.......................................  4
         3G.  GOVERNMENTAL CONSENTS.........................................  4
         3H.  LITIGATION....................................................  4
         3I.  ABSENCE OF LIABILITIES........................................  4
         3J.  TAXES.........................................................  4
         3K.  PROPERTY AND ASSETS...........................................  5
         3L.  INTELLECTUAL PROPERTY.........................................  5
         3M.  INSURANCE.....................................................  5
         3N.  MATERIAL CONTRACTS AND OBLIGATIONS............................  6
         3O.  COMPLIANCE....................................................  6
         3P.  ABSENCE OF CHANGES............................................  6
         3Q.  EMPLOYEES.....................................................  6
         3R.  ERISA.........................................................  7
         3S.  BOOKS AND RECORDS.............................................  7
         3T.  DISCLOSURES...................................................  7

4.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.........................  7
         4A.  INVESTMENT....................................................  7
         4B.  AUTHORITY.....................................................  7
         4C.  ACCREDITED INVESTOR...........................................  7

5.  CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER..........................  8
         5A.  ACCURACY OF REPRESENTATIONS AND WARRANTIES....................  8
         5B.  PERFORMANCE...................................................  8
         5C.  OPINION OF COUNSEL............................................  8
         5D.  ANCILLARY AGREEMENTS..........................................  8
         5E.  CERTIFICATES AND DOCUMENTS....................................  8


                                         (i)

         5F.  COMPLIANCE CERTIFICATE........................................  9
         5G.  OTHER MATTERS.................................................  9

6.  CONDITION TO THE OBLIGATIONS OF THE COMPANY.............................  9
         6A.  ACCURACY OF REPRESENTATIONS AND WARRANTIES....................  9
         6B.  CONSIDERATION FOR SERIES B PREFERRED STOCK....................  9
         6C.  CONSIDERATION FOR SERIES C PREFERRED STOCK....................  9
         6D.  AMENDED CERTIFICATE OF DESIGNATION OF SERIES A
              AND SERIES B STOCK............................................  9
         6E.  CERTIFICATE OF DESIGNATION OF SERIES C STOCK..................  9
         6F.  OTHER MATTERS................................................. 10

7.  COVENANTS OF THE COMPANY................................................ 10
         7A.  INSPECTION AND OBSERVATION.................................... 10
         7B.  FINANCIAL STATEMENTS AND OTHER INFORMATION.................... 10
         7C.  MATERIAL CHANGES AND LITIGATION............................... 11
         7D.  PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS............. 11
         7E.  EXPENSES OF DIRECTORS......................................... 11
         7F.  RESERVATION OF COMMON STOCK................................... 11
         7G.  TERMINATION OF COVENANTS...................................... 11
         7H.  QUALIFIED SMALL BUSINESS STOCK................................ 11

8.  TRANSFER OF SHARES...................................................... 12
         8A.  RESTRICTIONS.................................................. 12
         8B.  REQUIREMENTS FOR TRANSFER..................................... 12
         8C.  LEGENDS....................................................... 12
         8D.  RULE 144A INFORMATION......................................... 12

9.  MISCELLANEOUS........................................................... 13
         9A.  SUCCESSORS AND ASSIGNS........................................ 13
         9B.  CONFIDENTIALITY............................................... 13
         9C.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.................... 13
         9D.  NOTICES....................................................... 13
         9E.  BROKERS....................................................... 14
         9F.  ENTIRE AGREEMENT.............................................. 14
         9G.  AMENDMENTS AND WAIVERS........................................ 14
         9H.  COUNTERPARTS.................................................. 14
         9I.  HEADINGS...................................................... 14
         9J.  SEVERABILITY.................................................. 15
         9K.  GOVERNING LAW................................................. 15
         9L.  FURTHER ASSURANCES............................................ 15
         9M.  INDEMNIFICATION............................................... 15


                                         (ii)

                                      Exhibits:


    A    Certificate of Amendment of Certificate of Designation of
            Series A and Series B Stock
    B    Certificate of Designation of Series C Stock
    C    "Prism" Development and Marketing Agreement
    D    Allocation of Series C Preferred Stock
    E    Schedule of Exceptions
    F    Proprietary Information and Inventions Agreement
    G    Opinion of Brobeck, Phleger & Harrison LLP
    H    Amended and Restated Stockholders Agreement
    I    Amended and Restated Registration Rights Agreement


                                        (iii)

                               STOCK PURCHASE AGREEMENT

    This Stock Purchase Agreement (the "Agreement") dated as of July 19, 1996 is entered into by and among Vignette Corporation, a Delaware corporation (the "Company"), and c|net, Inc., a Delaware corporation (the "Purchaser").

    In consideration of the mutual promises and covenants contained in this Agreement, the parties agree as follows:

    1.   AUTHORIZATION AND SALE OF SHARES.

         1A. AUTHORIZATION. The Company has, or before the Closing (as defined in part 2) will have, duly authorized the issuance and sale, pursuant to the terms of this Agreement, of 310,000 shares of its Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), having the rights, restrictions, privileges and preferences set forth in the Certificate of Amendment of Certificate of Designation of Preferences of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock attached as EXHIBIT A (the "Amended Certificate of Designation of Series A and Series B Stock") and 1,865,000 shares of its Series C Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock"), having the rights, restrictions, privileges and preferences set forth in the Certificate of Designation of Preferences of Series C Convertible Preferred Stock attached as EXHIBIT B (the "Certificate of Designation of Series C Stock"). The Company has, or before the Closing will have, adopted and filed the Amended Certificate of Designation of Series A and Series B Stock and the Certificate of Designation of Series C Stock with the Secretary of State of the State of Delaware. The shares of Series B Preferred Stock and Series C Preferred Stock being sold under this Agreement and, unless the context otherwise requires, the shares of Common Stock issued or issuable upon the conversion of such shares of Series B Preferred Stock and Series C Preferred Stock, are collectively referred to as the "Shares."

         1B. SALE OF SHARES OF SERIES B PREFERRED STOCK. Subject to the terms and conditions of this Agreement, at the Closing the Company will issue and sell to the Purchaser, and the Purchaser will purchase, 310,000 shares of Series B Preferred Stock for the purchase price of $1.65 per share.

         1C. SALE OF SHARES OF SERIES C PREFERRED STOCK. Subject to the terms and conditions of this Agreement, at the Closing the Company will issue and sell to the Purchaser, and the Purchaser will purchase, 1,865,000 shares of Series C Preferred Stock as consideration for the execution and delivery of the "Prism" Development and Marketing Agreement (the "Prism Agreement") in the form of EXHIBIT C hereto. The Company and the Purchaser agree that the Series C Preferred Stock issued by the Company shall be allocated among (i) the Transferred Assets (as defined in Article 3 of the Prism Agreement) and the License Grants to the Company (as described in Article 4.1 of the Prism Agreement) (collectively, the "Intangible Assets") and (ii) c|net's obligations under Article 5.4(b) of the Prism Agreement (the "Consulting

Obligations") as set forth in EXHIBIT D hereto.

    2.   THE CLOSING.

         (i) The closing (the "Closing") of the sale and purchase of 310,000 shares of Series B Preferred Stock and 1,865,000 shares of Series C Preferred Stock under this Agreement shall take place on July 19, 1996.

         (ii) The Closing shall be held at the offices of Brobeck, Phleger & Harrison LLP, 301 Congress Avenue, Suite 1200, Austin, Texas at 10:00 a.m. on the date specified for such Closing above, or at such other place or such other time as the Company and the Purchaser may agree in writing.

         (iii) At the Closing, the Company shall deliver to the Purchaser certificates for the number of shares purchased by the Purchaser at the Closing, registered in the name of the Purchaser, against payment to the Company of the purchase price therefor.

         (iv) If at the Closing any of the conditions specified in part 6 to be fulfilled at or prior to such Closing shall not have been fulfilled, the Purchaser shall, at its election, be relieved of all of its obligations under this Agreement to be performed at the Closing without thereby waiving any other rights it may have by reason of such failure or such nonfulfillment.

    3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Subject to and except as disclosed by the Company in EXHIBIT E hereto, the Company hereby represents and warrants to the Purchaser as follows:

         3A. ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Company is duly qualified and in good standing to do business as a foreign corporation in Texas and is not required to be so qualified in any other jurisdiction except where the failure to be so qualified would not have a material adverse effect on the business, prospects, assets or condition, financial or otherwise, of the Company. The Company has furnished to the Purchaser true and complete copies of its Certificate of Incorporation and Bylaws, each as amended to date and currently in effect.

         3B. CAPITALIZATION. Immediately prior to the Closing, the authorized capital stock of the Company shall consist of 7,536,682 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of which 1,637,500 shares shall be issued and outstanding, and 4,125,682 shares of Preferred Stock, $0.01 par value per share, of which 407,500 shares shall have been designated as Series A Preferred Stock, 1,853,182 shares shall have been designated as Series B Preferred Stock and 1,865,000 shares shall have been designated as Series C Preferred Stock. Immediately prior to the Closing, 400,000 shares of the Series A Preferred Stock, 1,543,182 shares of the Series B Preferred Stock and none of the shares of Series C Preferred Stock shall have been issued or outstanding. All of the issued and outstanding shares of Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in EXHIBIT E hereto, the Amended Certificate of Designation of Series A and Series B Stock, the other agreements required to be executed by the Company on or prior to the Closing pursuant to paragraph 5D (the "Ancillary Agreements") or as provided in this Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable federal and state securities laws.

         3C. SUBSIDIARIES, ETC. The Company has no Subsidiaries (as defined in the Certificate of Designation of Series C Stock) and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non-corporate business enterprise.

         3D. STOCKHOLDER LIST AND AGREEMENTS. EXHIBIT E sets forth a true and complete list of the stockholders of the Company, showing the number of shares of Common Stock or other securities of the Company held by each stockholder as of the date of this Agreement and the consideration paid to the Company, if any, therefor. Except as provided in this Agreement, the Amended Certificate of Designation of Series A and Series B Stock, the Ancillary Agreements or as set forth in EXHIBIT E, there are no agreements, written or oral, between the Company and any holder of its capital stock, or, to the best of the Company's knowledge, among any holders of its capital stock, relating to the acquisition (including without limitation rights of first refusal or preemptive rights), disposition, registration under the Securities Act of 1933, as amended (the "Securities Act"), or voting of the capital stock of the Company.

         3E. ISSUANCE OF SHARES. The issuance, sale and delivery of the Shares in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares, have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Company, and all such Shares have been duly reserved for issuance. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Shares, when issued upon such conversion in accordance with the Amended Certificate of Designation of Series A and Series B Stock or the Certificate of Designation of Series C Stock, as the case may be, will be duly and validly issued, fully paid and non-assessable.

         3F. AUTHORITY FOR AGREEMENT. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of the Company.
This Agreement and the Ancillary Agreements have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms. The execution, delivery and performance of the transactions contemplated by this Agreement and the Ancillary Agreements and compliance with their provisions by the Company will not violate any provision of applicable law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, (a) its Certificate of Incorporation or Bylaws (each as amended to date) or (b) any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound or (c) any decree, judgment, order, statute, rule or regulation applicable to the Company.

         3G. GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement, the offer, issuance, sale and delivery of the Shares, or the other transactions to be consummated at the Closing, as contemplated by this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing. Based on the representations made by the Purchaser in part 4 of this Agreement, the offer and sale of the Shares to the Purchaser will be in compliance with applicable federal and state securities laws.

         3H. LITIGATION. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company which questions the validity of this Agreement or any Ancillary Agreement or the right of the Company to enter into or perform this Agreement or any Ancillary Agreement, or which could reasonably be expected to have, either individually or in the aggregate, any material adverse effect on the business, prospects, assets or condition, financial or otherwise, of the Company.

         3I. ABSENCE OF LIABILITIES. Except as disclosed in EXHIBIT E, at the date of this Agreement, the Company did not have any liabilities of any type which in the aggregate exceeded $10,000, whether absolute or contingent, and since the date of this Agreement the Company has not incurred or otherwise become subject to any such liabilities or obligations except in the ordinary course of business.

         3J. TAXES. The Company has filed all federal, state, county, local and foreign tax returns which are required to be filed by it on or prior to the date of the Closing, such returns are true and correct and all taxes shown thereon to be due have been timely paid with exceptions not material to the Company. Federal income tax returns of the Company have not been audited by the Internal Revenue Service, and no controversy with respect to taxes of any type is pending or, to the best of the Company's knowledge, threatened. Neither the Company nor any of its stockholders has ever filed (i) an election pursuant to
Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S Corporation or (ii) consent pursuant to Section 341(f) of the Code relating to collapsible corporations.

         3K. PROPERTY AND ASSETS. The Company has good title to or a valid leasehold interest in all of its properties and assets, which comprise all of the properties and assets necessary or useful for the conduct of its business as described in the Business Plan of the Company dated January 22, 1996 (the "Plan") and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance other than those the material terms of which are described in EXHIBIT E.

         3L. INTELLECTUAL PROPERTY. Set forth in EXHIBIT E is a true and complete list of all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyright registrations and licenses presently used by the Company or necessary for the conduct of the Company's business as conducted and as proposed to be conducted, as well as any agreement under which the Company has access to any confidential information used by the Company in its business (the "Intellectual Property Rights"). The Company owns, or has the right to use under the agreements or upon the terms described in EXHIBIT E, all of the Intellectual Property Rights, and has taken all actions reasonable in light of its financial position to protect the Intellectual Property Rights. The business conducted or proposed to be conducted by the Company as set forth in the Plan does not and will not cause the Company to infringe or violate any of the trademarks, service marks, trade names, copyrights, licenses, trade secrets or other intellectual property rights or, to the Company's knowledge, the patents of any other person or entity, and, except as set forth in EXHIBIT E, does not and will not require the Company to obtain any license or other agreement to use any trademarks, service marks, trade names, copyrights, licenses, trade secrets or other intellectual property rights or patents of others. The Company is not aware that any officer or other employee of the Company is obligated under any contract (including any license, covenant or commitment of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would conflict with or interfere with (i) the performance of such officer's or employee's duties as an officer, employee or director of the Company, (ii) the use of such officer's or employee's best efforts to promote the interests of the Company or (iii) the Company's business as conducted or proposed to be conducted. Except as set forth in EXHIBIT E, no other person or entity (including without limitation any prior employer of any officer or of any other employee of the Company) has any right to or interest in any inventions, improvements, discoveries or other confidential information developed or utilized by the Company in its business.

         3M. INSURANCE. The Company maintains valid policies of insurance with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by corporations engaged in the same or similar business and similarly situated, including, without limitation, workers compensation insurance and insurance against casualty loss, public liability, libel, slander, defamation, advertising injury and other risks. EXHIBIT E sets forth a schedule and brief description of the policies of insurance currently maintained by the Company.

         3N. MATERIAL CONTRACTS AND OBLIGATIONS. EXHIBIT E sets forth a list of all material agreements or commitments of any nature to which the Company is a party or by which it is bound, including without limitation (i) each agreement which requires future expenditures by the Company in excess of $10,000 or which might result in payments to the Company in excess of $10,000, (ii) all employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements, and distributor and sales representative agreements, (iii) each agreement with any stockholder, officer or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity and (iv) any agreement relating to the Intellectual Property Rights. The Company has delivered to the Purchaser copies of such of the foregoing agreements as the Purchaser has requested. All of such agreements and contracts are valid, binding and in full force and effect.

         3O. COMPLIANCE. The Company has complied in all material respects with all laws, regulations and orders applicable to its present and proposed business (as set forth in the Plan) and has all material permits and licenses required thereby. There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound or of any provision of any existing state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, which materially adversely affects or, so far as the Company may now reasonably foresee, in the future is reasonably likely to materially adversely affect, the business, prospects, assets or condition, financial or otherwise, of the Company. To the best of the Company's knowledge, none of the officers nor any other employee of the Company is in violation of any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, proprietary information disclosure, noncompetition or non-solicitation.

         3P. ABSENCE OF CHANGES. Since the date of the Plan, there has been no material adverse change in the condition, financial or otherwise, net worth or results of operations of the Company, other than changes occurring in the ordinary course of business which changes have not, individually or in the aggregate, had a materially adverse effect on the business, prospects, properties or condition, financial or otherwise, of the Company.

         3Q. EMPLOYEES. All employees of the Company whose employment responsibility requires access to confidential or proprietary information of the Company have executed and delivered proprietary information agreements substantially identical in form and substance to EXHIBIT F ("Proprietary Information and Inventions Agreements"), and all of such Proprietary Information and Inventions Agreements are in full force and effect. None of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to the Company (including, without limitation, any organizational drive) or, to the best of the Company's knowledge, threatened.


         3R. ERISA. The Company does not have or otherwise contribute to or participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974 (other than a medical benefit plan with respect to which the Company has made all required contributions and has complied with all applicable laws).

         3S. BOOKS AND RECORDS. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

         3T. DISCLOSURES. Neither this Agreement nor any Exhibit hereto nor any report, certificate or instrument furnished to the Purchaser in connection with the transactions contemplated in this Agreement or the Ancillary Agreements, including without limitation the Plan, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Company knows of no information or fact which has or would have a material adverse effect on the business, prospects, assets or condition, financial or otherwise, of the Company which has not been disclosed to the Purchaser in this Agreement, the Exhibits hereto, the Plan or other written materials furnished to the Purchaser. The financial projections included in the Plan were prepared in good faith based on reasonable assumptions and represents the Company's best estimate of future results based on information available as of the date of the Plan; PROVIDED, that the Company cannot and does not assure or guarantee that the projections contained therein will be attained.

    4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Company as follows:

         4A. INVESTMENT. The Purchaser is acquiring the Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same, and, except as contemplated by this Agreement and the Exhibits hereto, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. The Purchaser acknowledges the restrictions on transfer of Shares of the Company set forth in part 8 of this Agreement.

         4B. AUTHORITY. The Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. The Purchaser represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

         4C. ACCREDITED INVESTOR. The Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to the Purchaser any and all written information which Purchaser has requested and have answered to the Purchaser's satisfaction all inquiries made by the Purchaser; and the Purchaser is an "accredited investor," as such term is defined in Regulation D promulgated under the Securities Act.

    5. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. The obligation of the Purchaser to purchase Shares at the Closing is subject to the fulfillment, or the waiver by such Purchaser, of each of the following conditions on or before the Closing:

         5A. ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty contained in part 3 shall be true at and as of the Closing with the same effect as though such representation and warranty had been made on and as of the date of the Closing.

         5B. PERFORMANCE. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

         5C. OPINION OF COUNSEL. The Purchaser shall have received an opinion from Brobeck, Phleger & Harrison LLP, counsel for the Company, dated the date of the Closing, addressed to the Purchaser, and satisfactory in form and substance to the Purchaser and its special counsel, substantially in the form attached as EXHIBIT G hereto.

         5D.  ANCILLARY AGREEMENTS.

              (i) The Amended and Restated Stockholders Agreement, in substantially the form of EXHIBIT H hereto (the "Stockholders Agreement"), shall have been executed and delivered by the Company, the Purchaser and the other parties thereto and shall be in full force and effect.

              (ii) The Amended and Restated Registration Rights Agreement, in substantially the form of EXHIBIT I hereto (the "Registration Rights Agreement"), shall have been executed and delivered by the Company, the Purchaser and the other parties thereto and shall be in full force and effect.

         5E. CERTIFICATES AND DOCUMENTS. The Company shall have delivered to special counsel to the Purchaser:

              (i) the Certificate of Incorporation of the Company, as amended and in effect as of the Closing Date (including all Certificates of Designation), certified by the Secretary of State of the State of Delaware;

              (ii) certificates, as of the most recent practicable dates, as to the corporate good standing of the Company issued by the Secretary of State of the States of Delaware and Texas;

              (iii) Bylaws of the Company, certified by its Secretary as of the date of the Closing; and

              (iv) resolutions of the Board of Directors of the Company, authorizing and approving all matters in connection with this Agreement, the Ancillary Agreements and the transactions contemplated herein and therein, certified by the Secretary of the Company as of the date of the Closing.

         5F. COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchaser a certificate, executed by the President of the Company, dated the date of the Closing, certifying to the fulfillment of the conditions specified in paragraphs 5A and 5B.

         5G. OTHER MATTERS. All corporate and other proceedings in connection with the transactions contemplated in this Agreement and the Ancillary Agreements and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser and its special counsel, and the Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

    6. CONDITION TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to issue and sell shares of the Series B Preferred Stock and the Series C Preferred Stock to the Purchaser at the Closing are subject to fulfillment, or the waiver by the Company, of each of the following conditions on or before the
Closing:

         6A. ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in part 4 shall be true at and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

         6B. CONSIDERATION FOR SERIES B PREFERRED STOCK. The Purchaser shall have tendered at the Closing consideration of $511,500 for the purchase of the shares of Series B

Preferred Stock purchased hereunder.

         6C. CONSIDERATION FOR SERIES C PREFERRED STOCK. The Purchaser and the Company shall have executed and delivered the Prism Agreement in substantially the form of EXHIBIT C hereto.

         6D. AMENDED CERTIFICATE OF DESIGNATION OF SERIES A AND SERIES B STOCK. The Amended Certificate of Designation of Series A and Series B Stock, in substantially the form of EXHIBIT A hereto, shall have been filed with the Secretary of State of Delaware.

         6E. CERTIFICATE OF DESIGNATION OF SERIES C STOCK. The Certificate of Designation of Series C Stock, in substantially the form of EXHIBIT B hereto, shall have been filed with the Secretary of State of Delaware.

         6F. OTHER MATTERS. All corporate and other proceedings in connection with the transactions contemplated in this Agreement and the Ancillary Agreements and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Company and its counsel, and the Company and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

    7.   COVENANTS OF THE COMPANY.

         7A. INSPECTION AND OBSERVATION. The Company shall permit the Purchaser or any authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice, without interference to the conduct of the Company's business and as often as may be reasonably requested.

         7B. FINANCIAL STATEMENTS AND OTHER INFORMATION. Prior to any Qualified Public Offering (as defined in the Certificate of Designation of Series C Stock) and for so long as the Purchaser holds at least 150,000 Shares, the Company shall deliver to the Purchaser:

              (i) within 90 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of operations and of cash flows of the Company for such year, certified by certified public accountants of established national reputation selected by the Company and reasonably acceptable to the Purchaser, and prepared in accordance with generally accepted accounting principles;

              (ii) within 30 days after the end of each month, an unaudited balance sheet of the Company as at the end of such month and unaudited statements of operations and of cash flows of the Company for such month and for the current fiscal year to the end of such month, setting forth in comparative form the Company's operating budget for the corresponding periods for the current fiscal year, accompanied by an executive summary of the activities of the Company during such month, signed by the Company's chief executive officer and chief financial officer;

              (iii) as soon as available, but in any event prior to the beginning of each new fiscal year, a business plan and operating budget for such fiscal year approved by the Board of Directors;

              (iv) with reasonable promptness, such other notices, information and data with respect to the Company as the Company delivers to the holders of its Common Stock, and such other information and data as the Purchaser may from time to time reasonably request.

The foregoing financial statements shall be prepared on a consolidated basis, if the Company then has any Subsidiaries. The financial statements delivered pursuant to clause (ii) shall be accompanied by a certificate of the chief financial officer of the Company stating that such statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition and results of operations of the Company at the date thereof and for the periods covered thereby. For purposes of determining whether the Purchaser qualifies to receive the foregoing financial statements, (a) the number of Shares held by the Purchaser shall be adjusted for any stock splits, stock dividends, recapitalizations or similar events, (b) Shares shall include Shares which have been converted into Common Stock so long as such Common Stock is held by the Purchaser, and (c) Shares shall include Shares held by Affiliates (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of the Purchaser.

         7C. MATERIAL CHANGES AND LITIGATION. The Company shall promptly notify the Purchaser of any material adverse change in the business, prospects, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation brought or, to the best of the Company's knowledge, threatened against the Company, or against any officer, director, key employee or principal stockholder of the Company materially adversely affecting or which, if adversely determined, could reasonably be expected to materially adversely affect its business, prospects, assets or condition, financial or otherwise.

         7D. PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. The Company shall require all persons now or hereafter employed by the Company whose employment responsibility requires their having access to confidential or proprietary information of the Company to enter into Proprietary Information and Inventions Agreements substantially in the form of EXHIBIT F, or such other form as may be approved by the Board of Directors of the Company.

         7E. EXPENSES OF DIRECTORS. The Company shall promptly reimburse in full the Purchaser's nominee to the Company's Board of Directors for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors and any committees thereof and otherwise incurred in fulfilling his or her duties as director.

         7F. RESERVATION OF COMMON STOCK. The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion of all of the outstanding Shares.

         7G. TERMINATION OF COVENANTS. The covenants of the Company contained in paragraphs 7A through 7F shall terminate, and be of no further force or effect, at the time of and subject to the closing and funding of a Qualified Public Offering.

         7H. QUALIFIED SMALL BUSINESS STOCK. The Company shall submit to its stockholders (including the Purchaser) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and the Regulations promulgated thereunder. In addition, within ten days after the Purchaser's written request therefor, the Company shall deliver to the Purchaser a written statement indicating whether the Purchaser's interest in the Company constitutes "qualified small business stock" as defined in Section 1202(c) of the Code.

    8.   TRANSFER OF SHARES.

         8A. RESTRICTIONS. The restrictions on the sale or transfer of Shares set forth in this part 9 shall cease to apply to Shares (i) upon any sale of such Shares pursuant to the Registration Rights Agreement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (ii) at such time as such Shares become eligible for sale under Rule 144(k) under the Securities Act.

         8B.  REQUIREMENTS FOR TRANSFER.

              (i) Shares shall not be sold or transferred unless either (a) the offering of such Shares first shall have been registered under the Securities Act, or (b) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

              (ii) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for a transfer made in accordance with Rule 144 under the Securities Act.

         8C. LEGENDS. Each certificate representing Shares shall bear a legend substantially in the following form:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

         The foregoing legend shall be removed from the certificates representing any Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

         8D. RULE 144A INFORMATION. The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of the Purchaser, provide in writing to the Purchaser and to any prospective transferee of any Shares of the Purchaser the information concerning the Company described in Rule 144A(d)(4) under the Securities Act ("Rule 144A Information"). Upon the written request of the Purchaser, the Company shall cooperate with and assist the Purchaser or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Shares for trading through PORTAL. The Company's obligations under this paragraph 8D shall at all times be contingent upon receipt from the prospective transferee of Shares of a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than persons who will assist such transferee in evaluating the purchase of any Shares.

    9.   MISCELLANEOUS.

         9A. SUCCESSORS AND ASSIGNS. The rights and obligations of the Purchaser under this Agreement may be assigned by the Purchaser to any person or entity to which Shares are transferred by such Purchaser, and such transferee shall be deemed a "Purchaser" for purposes of this Agreement, provided that the transferee provides written notice of such assignment to the Company.

         9B. CONFIDENTIALITY. The Purchaser agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which the Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to the Purchaser pursuant to this Agreement or otherwise, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known, to the public; provided, however, that the Purchaser may disclose such information (i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (ii) to any prospective purchaser of any Shares from the Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this paragraph 9B or (iii) to any "affiliate" of the Purchaser.

         9C. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated herein for a period of two years.

         9D. NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered personally or by facsimile transmission or by overnight delivery service or 72 hours after having been mailed by first class certified or registered mail, return receipt requested, postage prepaid:

         If to the Company, at Vignette Corporation, 9430 Research Blvd., Bldg. 2, Suite 150, Austin, Texas 78759, Attention: Ross B. Garber, President (fax (512) 502-0280), or at such other address or addresses as may have been furnished in writing by the Company to the Purchaser, with a copy to Brobeck, Phleger & Harrison LLP, 301 Congress Avenue, Suite 1200, Austin, Texas 78701,
Attention: Carmelo M. Gordian, (fax (512) 477-5813).

         If to the Purchaser, at 150 Chestnut Street, San Francisco, California 94111, Attention: Shelby W. Bonnie (fax (415) 395-9330), or at such other address or addresses as may have been furnished to the Company in writing by the Purchaser, with a copy to Hughes & Luce, L.L.P., 1717 Main Street, #2800, Dallas, Texas 75201, Attention: Jon L. Mosle (fax (214) 939-6100).

         Notices provided in accordance with this paragraph 9D shall be deemed delivered upon personal delivery or two business days after deposit in the mail.

         9E. BROKERS. The Company and the Purchaser (i) represents and warrants to the other that it has retained no finder or broker in connection with the transactions contemplated in this Agreement, and (ii) will indemnify and save the other harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders, fees or commissions, or consulting fees in connection with the transactions contemplated in this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

         9F. ENTIRE AGREEMENT. This Agreement, the Exhibits hereto and the Ancillary Agreements embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

         9G. AMENDMENTS AND WAIVERS. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 66-2/3% of the Shares (including shares of Common Stock into which Shares have been converted). Any amendment or waiver effected in accordance with this paragraph 9G shall be binding upon each holder of any Shares (including shares of Common Stock into which Shares have been converted), each future holder of all such Shares, and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         9H. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

         9I. HEADINGS. The headings of this Agreement are for convenience only and do not constitute a part of this Agreement.

         9J. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         9K. GOVERNING LAW. The construction, validity and interpretation of this Agreement will be governed by the internal laws of the State of Texas without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

         9L. FURTHER ASSURANCES. Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be necessary to appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated herein.

         9M. INDEMNIFICATION. The Company, without limitation as to time, will indemnify the Purchaser and its agents and representatives against, and hold the Purchaser and its agents and representatives harmless from, all losses, claims, damages, liabilities, costs (including the costs of preparation and attorneys' fees and expenses) (collectively, the "Losses") incurred pursuant to any investigation or proceeding against the Company, the Purchaser or any of their agents and representatives arising out of or in connection with this Agreement or any Ancillary Agreement (or any other document or instrument executed pursuant hereto or thereto), which investigation or proceeding requires the participation of, or is commenced or filed against, the Purchaser and any of its agents because of this Agreement, the Ancillary Agreements and the transactions contemplated herein and therein, other than any Losses resulting from action on the part of the Purchaser or its agents or representatives which is finally determined in such proceeding to be primarily and directly a result of (i) the Purchaser's gross negligence or willful misconduct, (ii) a breach of a fiduciary duty, if any, owed by the Purchaser to the Company, (iii) an act or omission that involves intentional misconduct or a knowing violation of law by the Purchaser, (iv) a transaction from which the Purchaser received an improper personal benefit, (v) Losses incurred by or on behalf of an agent of a Purchaser which are the subject of the indemnification agreement entered into by the Company and such agent pursuant to the Stockholders Agreement, as to which Losses such indemnification agreement, rather than this paragraph 9M, shall apply. The Company agrees to reimburse the Purchaser and its agents and representatives promptly for all such Losses as they are incurred by the Purchaser and its agents. The Purchaser agrees to reimburse the Company for any payments made by the Company to the Purchaser pursuant to this paragraph 9M for Losses which are finally determined in such proceeding to primarily and directly result from the gross negligence or willful misconduct of the Purchaser. The obligations of the Company to the Purchaser and its agents and representatives under this paragraph 9M will be separate obligations. The obligations of the Company under this paragraph 9M will survive any transfer of securities by the Purchaser and the termination of this Agreement or any Ancillary Agreement.

    IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

                                       COMPANY:

                                       VIGNETTE CORPORATION


                                       By: /s/ Ross B. Garber
                                           ------------------------------------
                                            Ross B. Garber,
                                            President


                                       PURCHASER:

                                       c|net, Inc.


                                       By: /s/ Shelby W. Bonnie
                                           ------------------------------------
                                            Shelby W. Bonnie
                                            Title:COO/CFO